UNITED STATES
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Harris & Harris Group, Inc.
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NEWS RELEASE

HARRIS & HARRIS GROUP, INC. ® 1450 Broadway, 24th Floor New York, NY 10018	MAY 2, 2011

HARRIS & HARRIS GROUP TO WEBCAST 2011 ANNUAL SHAREHOLDERS MEETING

The management of Harris & Harris Group, Inc., (NASDAQ: TINY), will webcast its annual shareholders meeting live, to be held in New York City on Thursday, May 5, 2011.  The webcast will include the official business of the meeting, to be followed by a presentation by Harris & Harris Group’s management team.  The presentation portion of the webcast will begin at approximately 4:15 PM ET.

What:	Harris & Harris Group 2011 Annual Shareholders Meeting

When:	Thursday, May 5, 2011

Time:	4:00 p.m. (ET)

Webcast:	http://www.hhvc.com/events.cfm

A replay of the webcast and the accompanying visual presentation will be accessible through the Company's website shortly after the conclusion of the meeting and for 30 days following the live event.

For those shareholders who would like to attend the meeting in person, it will be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square (between 42nd and 43rd Streets), New York, NY.

Harris & Harris Group is a publicly traded venture capital company that invests in nanotechnology and microsystems.  Detailed information about Harris & Harris Group and its holdings can be found on its website at www.HHVC.com.

Company Contact:	Investor Contact:
Douglas W. Jamison	Harriet Fried/Jody Burfening
Harris & Harris Group, Inc.	Lippert Heilshorn & Associates
Chairman and Chief Executive Officer	(212) 838-3777
(212) 582-0900

This news release may contain statements of a forward-looking nature relating to future events.  These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions.  These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this news release. Please see the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as well as subsequent filings, filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including but not limited to the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results.  Except as otherwise required by Federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties.  The reference to the website www.HHVC.com has been provided as a convenience, and the information contained on such website is not incorporated by reference into this news release.